1 January 8, 2026 Stephen Wyremski Dear Steve, On behalf of Customers Bank (“the Company”), we are pleased to present you with this offer of full- time employment. The details are as follows: Target start date: January 20, 2026 Location: 101 Park Ave, NYC. Work location expectations are subject to change at the Company’s discretion. Title: EVP, Chief Operating Officer. In this role, you will be a member of the Company’s Executive Committee and report to Sam Sidhu, President & CEO. Annualized Salary: $450,000 Bonus opportunity: You are eligible for a discretionary bonus based on Company, department, and individual performance with a target of up to 125% of your salary (“Discretionary Bonus”), with an enhanced performance bonus of up to an additional 25% (“Enhanced Performance Bonus”). Discretionary Bonuses are typically awarded as a mix of 40% cash and 60% equity-based Restricted Stock Units (“RSUs”). The Enhanced Performance Bonus will be 100% equity based. Discretionary Bonuses and Enhanced Performance Bonuses, if any, and the allocation between cash and/or equity- based awards are at the sole discretion of the Company. Team Members must remain actively employed in good standing and not under notice of employment separation (whether given by you or the Company) through each applicable payment date to earn and receive any respective portion of any bonus award(s). Any bonus you receive for 2026 is scheduled to be payable in or about March 2027. You will be eligible for fully discretionary bonus awards in future years, typically payable in or about March of the following year. Company bonus awards of any kind are not earned until they are paid, are subject to applicable deductions and withholdings, and remain subject to all policies and/or plan provisions under which they are awarded. All Company bonus awards are subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board of Directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time.

2 Sign-On: Subject to your acceptance of this offer and commencement of employment, the Company will pay you a one-time sign-on bonus in the gross amount of $450,000 (the “Sign-On Bonus”), payable as a mix of 50% cash (the “Cash Sign-On”) within 30 days following your start date and subject to applicable tax withholdings, and 50% RSUs, granted on your start date and scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date. You agree that the Cash Sign-On is subject to repayment if your employment with the Company terminates, voluntary or involuntary, via termination by the Company with Cause, as follows: (a) 100% repayment of the gross Cash Sign-On if your termination occurs on or before the first anniversary of your start date; and (b) 50% repayment of the gross Cash Sign-On if your termination occurs after the first anniversary but on or before the second anniversary of your start date. Any required repayment shall be made by you within thirty (30) days following the date of termination. To the extent permitted by law, the Company may offset any amounts owed against amounts otherwise payable to you. Consulting Agreement and Additional Fee: In connection with services performed pursuant to the pre-existing Master Consulting Services Agreement and Statement of Work between you and the Company (collectively, the “Consulting Agreement”), you shall be entitled to receive the annual Additional Fee provided for therein. Such Additional Fee shall be billed to the Company prior to your first day of employment, at your discretion, and shall be governed exclusively by the terms and conditions of the Consulting Agreement. For the sake of clarity, the completion bonus constitutes consideration solely for services performed under the Consulting Agreement, is not compensation for employment, and is independent of, and not conditioned upon, the commencement or continuation of your employment with the Company. Supplemental Executive Retirement Plan (“SERP”): Following the completion of no more than two (2) years of continuous employment with the Company, you will be eligible to participate in a Company- provided SERP, on terms and conditions consistent with those applicable to other similarly situated executives, and as determined by the Company in its sole discretion. Participation in the SERP, including benefit levels, vesting, funding, and payment terms, shall be governed exclusively by the terms of an applicable SERP agreement, and nothing in this letter shall be construed as a guarantee of any specific benefit level or continued participation. Pay frequency: Bi-weekly Paid Time Off (PTO): This position provides 25 days (200 hours) of PTO and is prorated to your start date, based on eligibility referenced in the Team Member Handbook. Benefits: As a team member of the Company, you are eligible for our comprehensive benefits program (medical insurance, 401(k), and more), all of which is described in detail in the Benefits Guide. FLSA Classification: This position is currently classified as Exempt from overtime under applicable wage and hour laws. The Company reserves the right to review and modify this classification at any time, in its sole discretion, in accordance with business needs and legal requirements.

3 Representations: If you have not already done so, you must disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company’s understanding that any such agreements will not prevent you from performing the duties of your position and, by accepting this offer of employment, you represent that you are not under any obligation to a third party that would prevent you from performing the duties of your position with the Company. You further acknowledge and agree that you are not being asked to, and you agree not to, bring any third- party confidential or proprietary information or trade secrets to the Company, including that of any former employer, or put such information onto Company systems, and that in performing your duties for the Company you will not in any way utilize such information. Your employment is subject to the Company’s Code of Ethics and Business Conduct Policy and other policies and procedures. As an express condition of your employment by the Company, you agree to (a) cooperate and comply with all current Company policies and procedures and any additional Company policies and procedures that may be added or updated from time to time, and (b) execute or electronically accept the terms, as applicable, of all additional acknowledgements and agreements with the Company as requested by the Company, including, but not limited to, the enclosed Assignment of Inventions, Non-Disclosure, Non-Competition and Non-Solicitation Agreement and the Company’s Team Member Handbook, each as may be amended from time to time (collectively, the “Additional Documents”). You agree and acknowledge further that your offer of employment (and continued employment, should your start date begin prior to obtaining all required information) is expressly conditioned upon (i) the Company conducting a background investigation and the Company obtaining employment references, in its sole discretion, (ii) your cooperation with respect to each of these matters, and (iii) the Company’s determination, in its sole discretion, that you have cooperated appropriately and that the results of such investigation and references are satisfactory. The Company reserves the right to terminate the employment of any employee with unsatisfactory background check results, in accordance with applicable law. Your employment is also subject to your submission of satisfactory proof of your identity and your legal authorization to work in the United States.

4 At-Will Employment: Your employment with the Company shall be on an at-will basis. You or the Company may terminate your employment for any reason or no reason and at any time. As part of your employment, you will participate in the Company’s annual performance management process. This process is designed to provide regular feedback, support professional development, and assess performance in alignment with the Company’s and your individual goals and objectives. * * * I have read and understand all the terms of the offer of employment set forth in this offer letter and I accept each of those terms. I also understand and agree that my employment is at-will and, with the exception of a subsequent written agreement signed by an authorized Company representative, no statements or communications, whether oral or written, will modify my at-will employment status. Additionally, I understand that this offer of at-will employment is conditioned on my satisfactory completion of certain requirements, as explained in this letter (including, but not limited to, satisfactory completion of a pre-employment background check, submission of valid proof of my identity and my legal authorization to work in the United States, and my signing of any additional agreements required by the Company at the start of my employment). I further understand that this letter is the Company's complete offer of employment to me, and this letter supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to my employment. I have not relied on any agreements or representations, express or implied, that are not set forth expressly in this letter. Regards, Sam Sidhu Sam Sidhu President & CEO Agreed to and accepted: Signature: Name: Stephen Wyremski Date: January 9, 2026

1 Invention Assignment, Non-Disclosure, Non-Competition, and Non-Solicitation Agreement This Invention Assignment, Non-Disclosure, Non-Competition, and Non-Solicitation Agreement (the “NDA”) is made effective as of January 5, 2026, by and between Customers Bank (hereinafter referred to collectively with its subsidiaries as the “Company”), and Stephen Wyremski (“Team Member”). Team Member hereby agrees, in consideration of Team Member’s employment with the Company, continued employment with the Company, and/or additional compensation, as applicable, together with Team Member’s placement in a sensitive position that requires access to Proprietary Information (defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows: 1. Confidentiality; Maliciously False Statements. (a) Recognition of Company’s Rights; Nondisclosure and Prohibition Against Misappropriation. Team Member recognizes that during Team Member’s employment with the Company, the Company will provide Team Member with access to information of substantial value to the Company, including, but not limited to, Proprietary Information (defined below). At all times during Team Member’s employment with the Company and thereafter, Team Member will hold in strictest confidence any of the Company’s Proprietary Information unless the Company expressly authorizes the disclosure in writing. Team Member further agrees that at all times during Team Member’s employment with the Company and thereafter, Team member will not take, use, or otherwise misappropriate any of the Company’s Proprietary Information to solicit the Company’s customers, compete with the Company, or for any improper or unlawful purpose. (b) Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (ii) information regarding plans for research, development, new products or services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, vendors, and customers; and (iii) information regarding the skills and compensation of the Company’s team members, employees, consultants and/or contractors. The Company’s failure to mark any of the Proprietary Information as confidential or proprietary will not affect its status as Proprietary Information. “Proprietary Information” does not include information that has ceased to be confidential or proprietary by reason of any of the following: (i) is generally available to the public and became generally available to the public other than as a result of a disclosure in violation of the NDA; (ii) became available to Team Member on a non-confidential basis from a third party, provided that such third party is not known by Team Member to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company, or another party or is otherwise prohibited from providing such information to Team Member by a contractual, legal or fiduciary obligation; or (iii) Team Member is required to disclose pursuant to applicable law or regulation (as to which information, Team Member will provide the Company with prior notice of such requirement and, if practicable, an opportunity to obtain an appropriate protective order). (c) Third Party Information. Team Member understands and agrees to maintain the confidentiality of confidential or proprietary information received from third parties. (d) No Improper Use of Information of Prior Employers and Others. During Team Member’s employment with the Company, Team Member will not improperly use or disclose any confidential

2 information or trade secrets, if any, of any former employer or any other person to whom Team Member has an obligation of confidentiality, and Team Member will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Team Member has an obligation of confidentiality unless consented to in writing by that former employer or person. Team Member will use in the performance of Team Member’s duties only information that is generally known and used by persons with training and experience comparable to Team Member’s own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. (e) Notice. Team Member is hereby advised that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. (f) Maliciously False Statements. Team Member agrees to refrain from making any statements or comments in any format, whether written or oral, at any time, including during and after Team Member’s employment with the Company, to the press or any individual or entity regarding the Company or its team members or employees that are defamatory, made with evidence of a maliciously disparaging motive, or maliciously untrue (i.e., made with knowledge of the falsity of the communications or with reckless disregard for the truth or falsity of the communications). This provision does not prohibit Team Member from engaging in any activities protected by the National Labor Relations Act. (g) Nothing in the NDA shall preclude Team Member from communicating or testifying truthfully (i) if disclosure is required by law, statute, rule, regulation (including any subpoena or other similar form of process, including, without limitation, according to any rule, regulation or policy statement of a regulatory agency or body) or by professional standards; or (ii) in response to a request from any banking or other regulatory authority with supervisory authority over the Company (including the U.S. Federal Reserve Bank, U.S. Securities and Exchange Commission, New York Stock Exchange, or Commonwealth of Pennsylvania). Further, nothing in this NDA prohibits or limits Team Member from (iii) initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the U.S. Securities & Exchange Commission (“SEC”), the U.S. Department of Justice (“DOJ”), the U.S. Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization (“SRO”), or any other governmental, law enforcement, or regulatory authority, regarding this NDA and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and Team Member is not required to advise or seek permission from the Company before engaging in any such activity. Team Member’s ability to disclose information may be limited or prohibited by applicable law and the Company does not consent to disclosures that would violate applicable law. Such applicable laws include, without limitation, laws and regulations restricting disclosure of confidential supervisory information or disclosures subject to the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report.

3 2. Assignment of Inventions and Original Works of Authorship. (a) Inventions. Team Member hereby agrees that any and all Inventions made, developed, perfected, devised, conceived or reduced to practice by Team Member during the period of their employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by Team Member during said period of one (1) year after termination of their employment, relating to the business, products, practices or techniques of the Company or the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Team Member for the Company, are the sole property of the Company, and the undersigned hereby assigns and agrees to assign to the Company, its successors and assigns, any and all of the undersigned’s right, title and interest in and to any and all Inventions, and any patent applications or letters patent thereon. (b) Original Works of Authorship. Team Members hereby assigns any and all original works of authorship (and all copyrights therein) created by them during the period of their employment by the Company, to the Company. Team Member further agrees from time to time to execute written transfers to the Company of ownership of specific original works of authorship (and all copyrights therein) made by them (solely or jointly with others) during the period of their employment by the Company, in such form as is acceptable to the Company in its reasonable discretion. (c) Further Cooperation. Team Member will, at any time during their employment or thereafter, upon request and without further compensation therefore, but at no cost or expense to Team Member, do all lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable for: (i) obtaining, sustaining, reissuing or enforcing letters patent in the United States and throughout the world for any and all of said Inventions; (ii) perfecting, recording and maintaining the title of the Company, its successors and assigns, to the Inventions and to any patent applications made and any letters patent granted for the Inventions in the United States and throughout the world; and (iii) obtaining, securing, perfecting or enforcing copyrights, trademarks or other intellectual property rights. (d) Appointment of Company as Attorney-in-Fact. If the Company is unable for any reason whatsoever, including Team Member’s mental or physical incapacity, to secure Team Member’s signature to apply for or to pursue any application for any United States or foreign Letters Patent or copyright registrations (or on any document transferring ownership thereof) covering inventions or original works of authorship assigned to the Company under this Agreement, Team Member hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as their agent and attorney-in-fact, to act for and on their behalf and in their stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of Letters Patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by Team Member. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive my death or disability. Team Member hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Team Member now or may hereafter have for infringement of any patents or copyright resulting from or relating to any such application for Letters Patent or copyright registrations assigned hereunder to the Company. (e) Keeping of Records. Team Member will keep complete, accurate and authentic accounts, notes, data and records of any and all of the Inventions, original works of authorship, trade secrets, and other developments developed or made by Team Member (solely or jointly with others) during the term

4 of their employment by the Company in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and, upon its request, Team Member will promptly surrender same to the Company, or if not previously surrendered, Team Member will promptly surrender same to the Company upon the termination of their employment. (f) Surrender of Materials. Team Member further agrees that, upon the request of an officer of the Company or upon termination of their employment, Team Member will deliver to the Company all written and all tangible material in their possession or control that constitutes or incorporates Confidential information or otherwise relates to the Company's or any customer's business. This obligation with respect to Confidential Information extends to information belonging to customers of the Company who may have disclosed such information to Team Member as the result of their status as an employee of the Company. (g) Imposed Obligations. Team Member understands that the Company may enter into agreements or arrangements that may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to Inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Team Member agrees that they shall be bound by all such obligations, restrictions and limitations applicable to any Invention conceived or developed by Team Member during the period of their employment, and Team Member shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations. (h) Preservation of Property. Team Member will exercise reasonable care, consistent with good business judgment, to preserve in good working order, subject to reasonable wear and tear from authorized usage, and to prevent loss of, any equipment, instruments or accessories of the Company in their custody for the purpose of making demonstrations, implementing trials, carrying out development work, or otherwise conducting the business of the Company. Upon request, Team Member will promptly surrender the same to the Company at the conclusion of their employment, or if not surrendered, Team Member will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories and the business purpose for their placement at such location. At the conclusion of Team Member relationship with the Company, they agree to return such instruments or accessories to the Company or to account for same to the Company's reasonable satisfaction. 3. Limitations on Competition and Solicitation. (a) Except as otherwise specifically provided in the NDA, during the period in which Team Member is employed by the Company and for a period of 90 days following the end of Team Member’s employment with the Company (the “Term”), irrespective of who ends the employment relationship or why, Team Member shall not without the prior written consent of the Company: (i) Either individually or on behalf of or through any third party, directly or indirectly, compete with the Company or hold a job with the same or similar job duties as Team Member’s job with the Company in any business in the Company’s Field of Interest in the geographic area(s) in which Team Member provided services or had a significant presence or influence at any time within the twenty-four (24) months preceding Team Member’s separation from employment (the “Restricted Area”). “Field of Interest” is defined as the services and products that

5 (1) the Company provides or had plans to provide to customers as of the end of Team Member’s employment with the Company, and (2) Team Member worked in or was involved with at any time within the twenty-four (24) months preceding Team Member’s separation from employment. For purposes of the NDA, a business will be deemed competitive with the Company if it engages in a line of business in the Field of Interest; provided that nothing contained herein shall preclude Team Member from purchasing or owning stock in any such a competitive business if such stock is publicly traded, and provided that Team Member’s holdings do not exceed one (1.0%) percent of the issued and outstanding capital stock of such business. (b) Except as otherwise specifically provided in the NDA, during the period in which Team Member is employed by the Company and for a period of one (1) year following the end of Team Member’s employment with the Company (the “Term”), irrespective of who ends the employment relationship or why, Team Member shall not without the prior written consent of the Company: (ii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing in the Field of Interest with the Company, any customers of the Company that Team Member worked with or had business contact with at any time within the twenty-four (24) months preceding Team Member’s separation from employment. (iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other team members or employees of or consultants to the Company to leave their employment or engagement with the Company. (iv) Either individually or on behalf of or through any third party, directly or indirectly, engage in any attempt to end or reduce the Company’s relationship with any person or entity with which the Company conducts business or make any statement or engage in any conduct that ends or reduces the Company’s business relationship with any person or entity with which the Company conducts business. (c) For purposes of Sections 2(a)(i), (ii), (iii), and (iv) above, the “Company” is defined as the corporate entity that employs or employed Team Member. (d) Team Member agrees that, if applicable federal or state law prohibits any of the post- termination restrictions set forth in Sections 2(a)(i), (ii), (iii), and (iv) above, then any such prohibited provisions shall not apply to Team Member unless and until Team Member commences working for the Company in a state that does not prohibit such provision(s). (e) Team Member further recognizes that the restrictions and other terms and conditions of the NDA, including those set forth in this Section 2, are reasonable and reasonably necessary to protect the legitimate business interests of the Company. (f) Team Member understands that after Team Member’s employment with the Company ends, the NDA does not restrict Team Member from providing service to a former customer or client of the Company if:

6 (i) Team Member did not solicit the former customer or client of the Company; (ii) The former customer or client of the Company voluntarily chose to leave the Company and seek services from Team Member; and (iii) Team Member is otherwise complying with the limitations in the NDA other than any limitation on providing services to a former customer or client of the Company who seeks the services of Team Member without any contact instigated by Team Member. 3. No Conflicting Agreements. Team Member hereby represents and warrants that Team Member has no commitments or obligations inconsistent with the NDA. During the Term, Team Member will not enter into any agreement either written or oral in conflict with the NDA and will arrange to provide Team Member’s services under the NDA in such a manner and at times that Team Member’s services will not conflict with Team Member’s responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship Team Member has at any time with any third party. If Team Member is a party to any agreement that may be in conflict with the NDA, please so indicate by identifying that agreement below Team Member’s signature at the end of the NDA and attaching a copy hereto. 4. Miscellaneous. (a) The NDA sets forth the entire agreement and understanding between Team Member and the Company regarding the subject matter of the NDA. The NDA may not be modified or discharged, in whole or part, except by an agreement in writing signed by Team Member and the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or a substantial portion of the business of (i) the Company or its successors, or (ii) that aspect of the Company’s business in which Team Member is principally involved. Notwithstanding the foregoing, the NDA may not be assigned or otherwise transferred by Team Member without the prior written consent of the Company. (b) The NDA will be binding upon and inure to the benefit of the parties hereto and each party’s respective successors, assigns and heirs, as applicable. (c) In accordance with and subject to Section 2(c) above, in the event that any provision of the NDA is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties hereto shall be construed and enforced as if the NDA did not contain the particular provision(s) held to be unenforceable. (d) To the fullest extent permitted by law and unless otherwise provided by the NDA, (i) the NDA shall be governed by and interpreted in accordance with the laws of the state in which Team Member is employed at time of Team Member’s separation from the Company; and (ii) the venue for any dispute arising out of or connected with the NDA shall lie in the federal courts covering the county in which Team Member is employed at time of Team Member’s separation from the Company, or in the state courts covering the county in which Team Member is employed at time of Team Member’s separation from the Company if no federal jurisdiction (or, if the state courts covering the county in which Team Member is employed at time of Team Member’s separation from the Company declines to accept jurisdiction and there is no federal jurisdiction, any state court in the state in which Team Member is employed at time of Team Member’s separation from the Company). Insofar as applicable state law requires application of

7 different state law or venue, then such state law and venue requirements will apply instead. (e) The provisions of the NDA are necessary for the protection of the business and goodwill of the Company and are considered by the parties to be reasonable for such purpose. Team Member agrees that any breach of the NDA may cause the Company substantial and irreparable harm and, therefore, in the event of any such breach, in addition to other remedies that may be available to the Company, the Company shall have the right to specific performance and other injunctive and equitable relief. (f) Should any party breach the NDA, in addition to all other remedies available at law or in equity, the breaching party shall pay all of any other party’s costs and expenses resulting therefrom and/or incurred in enforcing the NDA, including legal fees and expenses. (g) Section and other headings contained in the NDA are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit its scope, extent or intent. (h) The NDA may be executed in one or more counterparts. (i) Team Member has the right to consult with an attorney of their choosing at their own expense prior to signing the NDA. IN WITNESS WHEREOF, the parties hereto have caused this Non-Disclosure, Non-Competition and Non-Solicitation Agreement to be executed under seal as of the date first set forth above. CUSTOMERS BANK Sam Sidhu Name: Sam Sidhu Title: President & CEO TEAM MEMBER By: (signature) Name: Stephen Wyremski